UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 30, 2010

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398	11-2520310
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

60 Heartland Boulevard, Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 586-5200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 30, 2010, CPI Aerostructures, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (the “Placement Agent”), relating to the sale by the Company of up to 500,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a public offering price of $7.80 per share, in a “registered direct” offering primarily to institutional investors (the “Offering”).  Under the terms of the Placement Agency Agreement, the Placement Agent agreed to use its best efforts to sell the Shares, but did not guarantee that it would be able to do so, and the Company agreed to pay to the Placement Agent a fee equal to 7.0% of the aggregate public offering price of the Shares sold in the Offering.  On March 30, 2009, the Company also entered into subscription agreements (the “Subscription Agreements”) with investors for the purchase of all of the Shares.  The net proceeds to the Company are expected to be approximately $3.5 million after deducting the aggregate Placement Agent’s fee of $273,000 and the estimated expenses payable by the Company in connection with the Offering.

The Offering is being made pursuant to a prospectus supplement dated March 30, 2010 and an accompanying base prospectus dated September 17, 2009, which are part of the Company’s “shelf” Registration Statement on Form S-3 (File No. 333-161978) that was declared effective on October 22, 2009. The Offering is expected to close on or about April 6, 2010, subject to customary closing conditions contained in the Placement Agency Agreement and the Subscription Agreements.

The Placement Agent Agreement also contains customary representations, warranties, and agreements by the Company, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The Placement Agency Agreement and the form of Subscription Agreement are attached hereto as Exhibits 1.1 and 10.1, respectively, and are incorporated herein by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The Placement Agency Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Placement Agency Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Placement Agency Agreement.

Item 8.01.	Other Events.

On March 31, 2010, the Company issued a press release announcing the Offering. The press release is attached to this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit	Description

1.1	Placement Agency Agreement, dated March 30, 2010, between CPI Aerostructures, Inc. and Roth Capital Partners, LLC.

5.1	Opinion of Graubard Miller.

10.1	Form of Subscription Agreement.

23.1	Consent of Graubard Miller (included as part of Exhibit 5.1).

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2010
CPI AEROSTRUCTURES, INC.

By:  /s/ Vincent Palazzolo

Vincent Palazzolo
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

1.1	Placement Agency Agreement, dated March 30, 2010, between CPI Aerostructures, Inc. and Roth Capital Partners, LLC.

5.1	Opinion of Graubard Miller.

10.1	Form of Subscription Agreement.

23.1	Consent of Graubard Miller (included as part of Exhibit 5.1).

99.1	Press release.